Exhibit 99.1

Investors:	Media:
Don McCauley	John Christiansen/Stacy Roughan
Chief Financial Officer	Sard Verbinnen & Co
Qualys, Inc.	+1 (415) 618-8750/+1 (310) 201-2040
+1 (650) 801-6181	jchristiansen@sardverb.com/sroughan@sardverb.com
dmccauley@qualys.com

QUALYS ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

Revenue Growth of 23% Year-Over-Year

GAAP EPS of $0.05, Non-GAAP EPS of $0.11

Full-Year 2014 Guidance Raised for Revenues, GAAP EPS, Non-GAAP EPS

REDWOOD CITY, CA – August 4, 2014 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud security and compliance solutions, today announced financial results for the second quarter ended June 30, 2014. For the quarter, the Company reported revenues of $32.3 million, GAAP net income of $1.7 million, non-GAAP net income of $4.2 million, adjusted EBITDA of $7.2 million, GAAP earnings per diluted share of $0.05, and non-GAAP earnings per diluted share of $0.11.

Philippe Courtot, Chairman, President and Chief Executive Officer of Qualys, said, “Our second quarter 2014 results represent the strongest quarterly performance Qualys has ever delivered, driven by high demand for our cloud security and compliance solutions which resulted in record revenue growth and profit. We particularly benefited from increased upsell opportunities from our existing customers as they looked either to expand their vulnerability management scope or to acquire new services to address their global security needs in an effort to prevent increasingly sophisticated and complex cyber-attacks from compromising their critical assets. We continue to accelerate our investments in core technologies and new cloud offerings to help us grow our revenues and increase value to our customers, partners and shareholders. As a result of this continued growth in our business, we are raising our median revenue growth guidance to 22% for 2014 compared to the prior year.”

Second Quarter 2014 Financial Highlights

Revenues: Revenues for the second quarter of 2014 increased by 23% to $32.3 million compared to $26.3 million for the same quarter last year. Revenue growth was driven by a combination of sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Deferred Revenues: Current deferred revenues increased by 22% to $71.9 million at June 30, 2014 compared to $58.8 million at June 30, 2013. Total deferred revenues increased by 19% to $80.6 million at June 30, 2014 compared to $67.7 million at June 30, 2013.

Gross Profit: GAAP gross profit for the second quarter of 2014 increased by 23% to $25.1 million compared to $20.4 million for the same quarter last year. GAAP gross margin was 78% for the second quarter of 2014, compared to 77% in the prior year’s second quarter. Non-GAAP gross profit for the second quarter of 2014 increased by 23% to $25.3 million compared to $20.5 million for the same quarter last year. Non-GAAP gross margin was 78% for the second quarter of 2014, the same percentage as in the prior year.

Operating Income: GAAP operating income for the second quarter of 2014 was $1.8 million compared to $0.9 million in the same quarter last year. Non-GAAP operating income for the second quarter of 2014 was $4.3 million compared to $2.1 million for the same quarter last year.

Net Income: GAAP net income for the second quarter of 2014 was $1.7 million, or $0.05 per diluted share, compared to net income of $0.9 million, or a $0.02 per diluted share, for the same quarter last year. Non-GAAP net income for the second quarter of 2014 was $4.2 million, or $0.11 per diluted share, compared to non-GAAP net income of $2.1 million, or a $0.06 per diluted share, for the same quarter last year.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2014 increased by 62% to $7.2 million compared to $4.5 million for the same quarter last year. As a percentage of revenues, adjusted EBITDA increased to 22% for the second quarter of 2014 compared to 17% for the same quarter last year.

Second Quarter 2014 Business Highlights

Customers:

•	New customers included: Albemarle Corporation, BARCO, Blue Cross Blue Shield of Nebraska and Tennessee, CMS Energy Corporation, FireEye, LeasePlan Corporation N.V., Lloyds Register, Markel Corporation, NASDAQ, Office Depot, Philips Electronics UK Ltd, Reed Smith, Travelport, LP and Ziff Davis.

New Products and Functionalities:

During the second quarter of 2014, Qualys released several new products and enhancements, including:

•	Expanded Qualys Continuous Monitoring solution with the ability to seamlessly integrate vulnerability alerts into incident response systems such as HP Arcsight and Splunk, empowering organizations to proactively address critical vulnerabilities in their perimeter by providing information to first responders. This allows customers to immediately mitigate risk within their global perimeter. Qualys is showcasing these new capabilities for Continuous Monitoring at Black Hat USA 2014 August 6-7, 2014 in Las Vegas.

•	Released the “Multi-Scan” feature enhancement to Qualys Web Application Scanning which enables customers to perform high volume and fully automated web application scanning across their complete web applications portfolio.

•	Released a new map, or network discovery, function in Qualys Vulnerability Management with the ability to search the network for active assets, discover the relationships between interconnected networks, and help ensure that newly discovered assets are authorized and regularly assessed.

•	Released the new Qualys Enterprise Scanner Appliance with higher performance and parallelization capabilities allowing customers to increase scanning speed for enterprise networks. The new scanner also allows customers to scan air-gap networks, a key requirement for government and defense customers.

•	Introduced Qualys Policy Compliance support for new regulations to address a wide spectrum of recommendations helping financial institutions adhere to recent Internet Banking Technology Risk Management guidelines all over the world.

Industry Recognition:

•	Honored by SC Magazine as Best Risk/Policy Management Solution for Qualys Policy Management Solution.

•	Recognized by Gartner as a formidable challenger in the 2014 Magic Quadrant for Application Security Testing for Qualys Web Application Solution.

Strategic Alliances and Partnerships:

•	Joined the Open Web Application Security Project (OWASP) as the first Premier Corporate Member. OWASP is an open community of over 42,000 participants dedicated to enabling organizations to conceive, develop, acquire, operate and maintain applications that can be trusted.

•	Joined forces with the Council on CyberSecurity to help promote the adoption of cyber-security best practices.

Financial Performance Outlook

Third Quarter 2014 Guidance: Management expects revenues to be in the range of $33.5 million to $34.0 million. At the midpoint, this represents 22% growth over third quarter 2013 revenues. GAAP net income per diluted share is expected to be in the range of $0.02 to $0.04 and non-GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10 based on approximately 37.3 million weighted average diluted shares outstanding for the quarter.

Full Year 2014 Guidance: Management expects revenues to be in the range of $131.0 million to $132.0 million, an increase from the previous revenue guidance range of $128.5 million to $130.5 million. At the midpoint, this represents 22% growth over 2013 revenues, an increase from the 20% midpoint of the previous revenue guidance range. GAAP net income per diluted share is expected to be in the range of $0.04 to $0.08, an increase from the previous GAAP EPS guidance range of ($0.06) to ($0.02.) Non-GAAP net income per diluted share is expected to be in the range of $0.30 to $0.34, an increase from the previous Non-GAAP EPS guidance range of $0.22 to $0.26. Full year EPS estimates are based on approximately 37.4 million weighted average diluted shares outstanding for the full year.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter 2014 financial results today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID #67211124. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud security and compliance solutions with over 6,700 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, Accuvant, BT, Cognizant Technology Solutions, Dell SecureWorks, Fujitsu, HCL Comnet, InfoSys, NTT, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA) and the Council on CyberSecurity. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our plans for continued investments in core technologies and new cloud offerings and the intended benefits of these investments; the expected functionality and benefits of our solutions; our belief that we will continue to gain new customer adoption of our core Vulnerability Management solution, our Web Application Scanning solution and our Policy Compliance solution and expand our platform among existing customers; our expectations regarding bringing new capabilities and solutions to market in 2014; our belief that we will continue to leverage our cloud platform to grow revenues and increase value to our customers and shareholders; our belief that customers will increasingly adopt our Web Application Scanning and Policy Compliance solutions; our expectation that our Continuous Monitoring and Web Application Firewall solutions will be adopted by our customers on an accelerated basis; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2014; and our expectations for the number of weighted average diluted shares outstanding for the third quarter and full year 2014. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; our ability to retain existing customers and generate new customers; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; and general market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Securities and Exchange Commission on May 8, 2014. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors non-GAAP measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA.

Qualys also monitors non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Qualys believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income , non-GAAP net income per diluted share and adjusted EBITDA. Furthermore, Qualys uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$32,302	$26,291	$62,658	$51,174
Cost of revenues (1)	7,175	5,924	14,021	11,719

Gross profit	25,127	20,367	48,637	39,455
Operating expenses:
Research and development (1)	6,411	5,291	12,815	10,588
Sales and marketing (1)	11,845	10,160	24,337	20,328
General and administrative (1)	5,081	4,053	9,956	7,949

Total operating expenses	23,337	19,504	47,108	38,865

Income from operations	1,790	863	1,529	590
Other income (expense), net:
Interest expense	(3)	(12)	(7)	(30)
Interest income	130	81	238	158
Other income (expense), net	(37)	33	(138)	(286)

Total other income (expense), net	90	102	93	(158)

Income before provision for income taxes	1,880	965	1,622	432
Provision for income taxes	174	92	356	162

Net income	$1,706	$873	$1,266	$270

Net income per share:
Basic	$0.05	$0.03	$0.04	$0.01

Diluted	$0.05	$0.02	$0.03	$0.01

Weighted average shares used in computing net income per share:
Basic	32,818	31,777	32,668	31,636

Diluted	36,839	35,393	36,966	35,353

(1) Includes stock-based compensation as follows:

Cost of revenues	$158	$111	$307	$204
Research and development	517	236	952	444
Sales and marketing	718	158	1,291	441
General and administrative	1,087	733	2,056	1,098

Total stock-based compensation	$2,480	$1,238	$4,606	$2,187

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$1,706	$873	$1,266	$270
Change in foreign currency translation loss, net of zero tax	(50)	(51)	(41)	(61)
Available-for-sale investments:
Change in net unrealized gain on investments, net of zero tax	27	(15)	39	(15)
Less: reclassification adjustment for net realized gain included in net income	(7)	(2)	(7)	(8)

Net change, net of zero tax	20	(17)	32	(23)

Other comprehensive loss, net	(30)	(68)	(9)	(84)

Comprehensive income	$1,676	$805	$1,257	$186

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$41,672	$42,369
Short-term investments	67,673	54,827
Accounts receivable, net	28,062	28,581
Prepaid expenses and other current assets	5,502	4,679

Total current assets	142,909	130,456
Long-term investments	34,415	35,608
Property and equipment, net	24,012	23,075
Intangible assets, net	2,198	2,394
Goodwill	317	317
Other noncurrent assets	721	753

Total assets	$204,572	$192,603

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,735	$1,930
Accrued liabilities	8,389	9,037
Deferred revenues, current	71,853	67,505
Capital lease obligations, current	270	805

Total current liabilities	82,247	79,277
Deferred revenues, noncurrent	8,781	8,889
Other noncurrent liabilities	1,423	1,320

Total liabilities	92,451	89,486
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	184,387	176,641
Accumulated other comprehensive loss	(1,097)	(1,088)
Accumulated deficit	(71,202)	(72,468)

Total stockholders’ equity	112,121	103,117

Total liabilities and stockholders’ equity	$204,572	$192,603

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$1,266	$270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,782	4,493
Bad debt expense	153	68
Loss on disposal of property and equipment	1	9
Stock-based compensation	4,606	2,187
Amortization of premiums on investments	325	115
Excess tax benefits from stock-based compensation	(54)	—
Changes in operating assets and liabilities:
Accounts receivable	367	1,549
Prepaid expenses and other assets	(787)	429
Accounts payable	(207)	477
Accrued liabilities	(618)	1,170
Deferred revenues	4,240	2,545
Other noncurrent liabilities	101	(442)

Net cash provided by operating activities	15,175	12,870

Cash flows from investing activities:
Purchases of investments	(76,907)	(75,048)
Sales and maturities of investments	64,960	100,624
Purchases of property and equipment	(6,495)	(6,238)
Release of restricted cash	—	114

Net cash (used in) provided by investing activities	(18,442)	19,452

Cash flows from financing activities:
Proceeds from exercise of stock options	3,082	2,163
Excess tax benefits from stock-based compensation	54	—
Principal payments under capital lease obligations	(536)	(655)

Net cash provided by financing activities	2,600	1,508

Effect of exchange rate changes on cash and cash equivalents	(30)	(96)

Net (decrease) increase in cash and cash equivalents	(697)	33,734
Cash and cash equivalents at beginning of period	42,369	34,885

Cash and cash equivalents at end of period	$41,672	$68,619

Non-cash investing and financing activities:
Purchases of property and equipment included in accrued liabilities	$—	$2,450
Vesting of early exercised common stock options	$35	$144

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$1,706	$873	$1,266	$270
Depreciation and amortization of property and equipment	2,879	2,267	5,586	4,279
Amortization of intangible assets	98	107	196	214
Interest expense	3	12	7	30
Provision for income taxes	174	92	356	162

EBITDA	4,860	3,351	7,411	4,955
Stock-based compensation	2,480	1,238	4,606	2,187
Other (income) expense, net	(93)	(114)	(100)	128

Adjusted EBITDA	$7,247	$4,475	$11,917	$7,270

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP gross profit	$25,127	$20,367	$48,637	$39,455
Plus:
Stock-based compensation	158	111	307	204

Non-GAAP gross profit	$25,285	$20,478	$48,944	$39,659

GAAP income from operations	$1,790	$863	$1,529	$590
Plus:
Stock-based compensation	2,480	1,238	4,606	2,187

Non-GAAP income from operations	$4,270	$2,101	$6,135	$2,777

GAAP net income	$1,706	$873	$1,266	$270
Plus:
Stock-based compensation	2,480	1,238	4,606	2,187

Non-GAAP net income	$4,186	$2,111	$5,872	$2,457

Non-GAAP net income per share:
Basic	$0.13	$0.07	$0.18	$0.08

Diluted	$0.11	$0.06	$0.16	$0.07

Weighted average shares used in computing non-GAAP net income per share:
Basic	32,818	31,777	32,668	31,636

Diluted	36,839	35,393	36,966	35,353